SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒           Preliminary Information Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐           Definitive Information Statement

HEALTHWAREHOUSE.COM, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required

☐           Fee computed on table below per Exchange Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value:

(5)	Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of HealthWarehouse.com, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of HealthWarehouse.com, Inc., a Delaware corporation (the “Company”), in connection with action taken by the holders of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated June 8, 2010, the amendment of the Company’s Certificate of Incorporation (the “Amendment”) to effect a reverse split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) based upon a ratio of one-for-20 shares, so that every twenty (20) outstanding shares of Common Stock before the reverse stock split shall represent one share of Common Stock after the reverse stock split. The Amendment also reduces the number of authorized shares of the Company’s common stock from 750,000,000 to 50,000,000.  The actions to be taken pursuant to the written consent shall be taken at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is so mailed or furnished. In addition, notwithstanding the approval of this proposal by the stockholders, the Board of Directors may, in its sole discretion, determine not to effect, and to abandon, the reverse stock split without further action by our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters.  The accompanying Information Statement is provided solely for your information.

By order of our Board of Directors,

Lalit Dhadphale
Chief Executive Officer

Dated: June __, 2010

INFORMATION STATEMENT
OF
HEALTHWAREHOUSE.COM, INC.

100 Commerce Boulevard
Cincinnati, Ohio 45140

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
HEALTHWAREHOUSE.COM, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed or furnished to the stockholders of HealthWarehouse.com, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors by unanimous written consent on June 4, 2010, and the approval of such corporate action by the written consent, dated June 8, 2010 (the “Record Date”), of those stockholders of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding on such date.  Stockholders holding in the aggregate 110,531,118 shares of Common Stock or 54.6% of the Common Stock outstanding on such date, approved the corporate action described below.  Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished on or about June __, 2010 to stockholders of record of the Company on the Record Date, and the transaction described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is so mailed or furnished.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

By unanimous written consent of the Board of Directors of the Company on June 4, 2010, the Board of Directors adopted resolutions (i) approving amendments to the Company’s Certificate of Incorporation effecting a reverse split of the Company’s Common Stock on the basis of one share for every twenty outstanding shares, so that every twenty outstanding shares of Common Stock before the reverse stock split shall represent one share of Common Stock after the reverse stock split (the “Reverse Split”), and reducing the number of the Company’s authorized shares of Common Stock from 750,000,000 to 50,000,000, and (ii) proposing that such amendments be submitted for a vote of the stockholders of the Corporation (the “Board Consent”). The Board Consent is attached hereto as Appendix A.  The action taken by the Board of Directors with respect to the Reverse Split and amending the Company’s Certificate of Incorporation (the “Amendment”) was subsequently adopted by the written consent (the “Stockholder Consent”) of the Company’s stockholders entitled to vote a majority of the shares of Common Stock then outstanding on June 8, 2010 (the “Record Date”). The Stockholder Consent is attached hereto as Appendix B.

The reasons for, and general effect of, the Reverse Split are described in “APPROVAL OF RESOLUTIONS TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT AND REDUCE THE NUMBER OF AUTHORIZED COMMON SHARES.”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

GENERAL

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Exchange Act and applicable Delaware law. This Information Statement is first being mailed or furnished to stockholders on or about June __, 2010. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTE OBTAINED – DELAWARE LAW

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), unless otherwise provided in the certificate of incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders having a right to vote thereon were present and voted.  In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize and obtained the written consent of the holders of a majority in interest of our Common Stock.  As of the Record Date, there were 202,260,990 shares of Common Stock of the Company issued and outstanding.  Each holder of Common Stock is entitled to one vote of each share held by such holder.

Stockholders holding in the aggregate 110,531,118 shares of Common Stock or 54.6% of the Common Stock outstanding on such date, approved the Reverse Split and the filing of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of the Record Date by: (a) each current director; (b) each executive officer; (c) all of our current executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our Common Stock.

	No. of Shares	Percentage of Shares
Name(1)	Beneficially Owned(2)	Beneficially Owned(3)
5% or Greater Stockholders:

Cape Bear Partners, LLC(4)	26,662,800	13.2%

Jason Smith(5)	50,206,818	24.5%

HWH Lending, LLC(6)	12,500,000	5.8%

Executive Officers and Directors:

Lalit Dhadphale(7)	40,481,658	19.9%

Patrick E. Delaney(8)	3,487,850	1.7%

Youssef Bennani(9)	-0-	0%

Norman E. Corn(10)	3,514,346	1.7%

All executive officers and directors as a group (4 person)	47,483,854	21.1%

(1) The address of each officer and director is c/o HealthWarehouse.com, Inc., 100 Commerce Boulevard, Cincinnati, Ohio 45140.

(2) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.  Unless otherwise indicated, this table includes shares owned by a spouse, minor children and relatives sharing the same home, as well as the entities owned or controlled by the named person. This table also includes shares if the named person has the right to acquire those shares within 60 days after June 8, 2010, by the exercise of any warrant, stock option or other right.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3) Applicable percentages are based on 202,260,990 shares of Common Stock outstanding on June 8, 2010, adjusted as required by rules promulgated by the SEC.    Does not include 107,501 shares of Series A Preferred outstanding on June 8, 2010, which shares are convertible into 1,075,010 shares of Common Stock.  The shares of common stock and shares underlying convertible preferred stock and stock options or warrants are deemed outstanding for purposes of computing the percentage of the person holding such convertible preferred stock and/or stock options or warrants but are not deemed outstanding for the purpose of computing the percentage of  any other person.

(4) Lynn Peppel is the Managing Member of Cape Bear Partners LLC and has sole voting and investment power over the shares owned by Cape Bear Partners LLC.  The address of Cape Bear Partners LLC is 703 Solana Shores Drive, Apt. 406B, Cape Canaveral, FL 32920.

(5) Includes: (i) 2,820,160 shares owned directly by Jason Smith; (ii) 45,053,326 shares owned by Rock Castle Holdings, LLC; (iii) stock options to purchase 666,666 shares of common stock held directly by Jason Smith which are currently exercisable; and (iv) stock options to purchase 1,666,666 shares of common stock held by Rock Castle Holdings LLC which are currently exercisable.  Does not include stock options to purchase 1,333,334 and 3,333,334 shares of common stock held by Jason Smith and Rock Castle, respectively, that are not currently exercisable.  As the Manager of Rock Castle, Jason Smith has sole voting and investment power over the shares owned by Rock Castle and, as such, is deemed to beneficially own such shares.  The address of Rock Castle Holdings, LLC is 6434 Hamilton Mason Road Hamilton, Ohio 45069.

(6) Consists of two warrants to purchase an aggregate of 12,500,000 shares of common stock.  Karen Singer is the sole trustee of The Singer Children’s Management Trust (the “Trust”).  The Trust is  the sole member of HWH Lending, LLC.  The Trust is for the benefit of the children of Karen Singer and Gary Singer.  Karen Singer does not have any interest in the Common Stock other than in her capacity as trustee of the Trust with voting and investment power over the shares, and Karen Singer disclaims any other interest in the Common Stock.  The address of HWH Lending, LLC is 2200 Fletcher Avenue, 5th Floor, Ft. Lee, NJ 07024.

(7) Includes stock options to purchase 1,666,666 shares of common stock which are currently exercisable.  Does not include stock options to purchase 3,333,334 shares of common stock which are not currently exercisable.

(8) Includes stock options to purchase 3,237,750 shares of common stock which are currently exercisable. Does not include stock options to purchase 3,230,250 shares of common stock which are not currently exercisable.

(9) Does not include stock options to purchase 3,000,000 shares of common stock which are not currently exercisable.

(10) Includes stock options to purchase 3,237,750 shares of common stock which are currently exercisable.  Does not include stock options to purchase 1,230,250 shares of common stock which are not currently exercisable.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of the holders together entitled to vote a majority of the issued and outstanding shares of Common Stock:

APPROVAL OF RESOLUTIONS TO EFFECT A REVERSE SPLIT OF THE
COMPANY’S COMMON STOCK AND AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT AND REDUCE THE NUMBER OF AUTHORIZED COMMON SHARES

Purpose of the Reverse Split

The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock of one share for every twenty shares outstanding so that every twenty outstanding shares of Common Stock before the stock split shall represent one share of Common Stock after the stock split ,with all fractional shares rounded up to the next whole share (the “Reverse Split”).  The Board of Directors believes that the price of the Common Stock is too low to attract certain investors. In order to proportionally raise the per share price of the Common Stock by reducing the number of shares of the Common Stock outstanding, the Board of Directors believes that it is in the best interests of our stockholders to implement the Reverse Split. The Board of Directors believes that our Common Stock is undervalued and that the Reverse Split will allow the Company’s Common Stock to trade in a more realistic price range.

The Board of Directors also believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Split will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  It should be noted that the liquidity of the Common Stock may be harmed by the proposed Reverse Split given the reduced number of shares that would be outstanding after the Reverse Split.  The Board is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.  Consequently, the Board of Directors has recommended that we effect the Reverse Split.

The Board of Directors is not implementing the Reverse Split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Principal Effects of the Reverse Split

On the effective date of the Reverse Split, each twenty shares of our Common Stock issued and outstanding immediately prior to the Reverse Split effective date (the “Old Shares”) will automatically and without any action on the part of the stockholders be converted into one share of our Common Stock (the “New Shares”).

Corporate matters.  The Reverse Split would have the following effects based upon the number of shares of Common Stock outstanding as of the Record Date;

•	Every twenty of our Old Shares owned by a stockholder would be exchanged for one New Share; and

•	The number of shares of our Common Stock issued and outstanding will be reduced from 202,260,990 shares to 10,113,050 shares.

The Reverse Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number.  Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.  We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares.  No scrip or fractional share certificates will be issued in connection with the Reverse Split.  Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the one for twenty Reverse Split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Holders of options and warrants to purchase shares of Common Stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares because of the Reverse Split ratio, will receive a number of shares of Common Stock rounded up to the nearest whole number.  Holders of convertible notes, who upon conversion of their notes would otherwise be entitled to receive fractional shares because of the Reverse Split ratio, will receive a number of shares of Common Stock rounded up to the nearest whole number.

Convertible Securities.  The proposed Reverse Split will also reduce the number of shares of Common Stock available for issuance under the Company’s 2009 Incentive Compensation Plan in proportion to the Reverse Split ratio.  The Company also has outstanding stock options, warrants and convertible notes pursuant to which shares of Common Stock will be issued upon exercise or conversion (the “Convertible Securities”).  Under the terms of the applicable Convertible Security, the number of shares subject to the Convertible Security will be proportionately reduced by the Reverse Split ratio.  In addition, the exercise or conversion price of each outstanding Convertible Security will be proportionately increased by the ratio.

Authorized Shares. The Company is presently authorized under its Certificate of Incorporation to issue 750,000,000 shares of Common Stock. Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock will be reduced from 750,000,000 to 50,000,000.  This reduction in the number of authorized shares of Common Stock is not in direct proportion to the Reverse Split ratio, and will result in an increase in the proportion of unissued authorized common shares to issued common shares. The issuance in the future of additional shares of our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. The effective increase in the number of authorized but unissued and unreserved shares of the Company's Common Stock may be construed as having an anti-takeover effect as further discussed below. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted.

Accounting Matters. The Reverse Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the Reverse Split ratio (that is, in a one-for-twenty reverse stock split, the stated capital attributable to our Common Stock will be reduced to one twentieth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split was not proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board of Directors and stockholders. Other than the Reverse Split and Amendment, our Board of Directors does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

Certain Risk Factors Associated with the Reverse Split.  Implementation of the Reverse Split entails various risks, including but not limited to the following:

▪      There can be no assurance that the market price per share of the Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Split.

▪      There can be no assurance that the Reverse Split will result in a per share price that will be attractive to investors. As a result, the trading liquidity of the Common Stock may not necessarily improve.

▪      The reduced number of shares of Common Stock that would be outstanding after the Reverse Split could adversely affect the liquidity of the Common Stock.

▪      After the Reverse Split is effected, if the market price of the Common Stock declines, the percentage may be greater than would occur in the absence of the Reverse Split.

▪      If the proposed Reverse Split is implemented, it will increase the number of stockholders of the Company who own “odd lots” of less than 100 shares of Common Stock.  Brokerage commission and other costs of transactions in odd lots are generally higher than the cost of transactions of more than 100 shares of Common Stock.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

The Reverse Split and the reduction in the number or authorized common shares will be accomplished by amending the first paragraph of Article FOURTH of the Company's Certificate of Incorporation to read in its entirety as follows:

“Fourth: This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock.  The total number of shares of Common Stock that this Corporation is authorized to issue is 50,000,000, with a par value of $0.001 per share, and the total number of shares of Preferred Stock that this Corporation is authorized to issue is 1,000,000, with a par value of $0.001 per share.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each Twenty (20) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Corporation.  No fractional shares shall be issued and, in lieu thereof, any resulting fractional share shall be rounded up to the nearest whole number.  Shares of Common Stock or Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.”

A copy of the form of Certificate of Amendment to the Certificate of Incorporation of the Company is attached hereto as Appendix C.

The Reverse Split will become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware (which we refer to as the "Effective Time"), but in no event earlier than the 20th calendar day following the mailing of this Information Statement. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected. The Company’s transfer agent, American Stock Transfer & Trust Company, LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)
AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of the material U.S. federal income tax consequences of the Reverse Split to a current stockholder of the Company that is a "United States person," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (sometimes referred to herein as a "U.S. stockholder"), and who holds stock of the Company as a "capital asset," as defined in Section 1221 of the Code. This discussion does not purport to be a complete analysis of all of the potential tax effects of the Reverse Split. Tax considerations applicable to a particular stockholder will depend on that stockholder's individual circumstances. The discussion does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities). The discussion also does not address any tax consequences arising under U.S. federal non-income tax laws, such as gift or estate tax laws, or the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock of the Company through such entities.

The following discussion is based upon the Code, U.S. Treasury Department regulations promulgated thereunder, published rulings of the Internal Revenue Service (the "IRS") and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder's deemed exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split should be the same as such stockholder's aggregate tax basis in the Old Shares being exchanged, and the holding period of the New Shares should include the holding period of such stockholder in the Old Shares.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular stockholder may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Reverse Split, including tax reporting requirements, the applicability and effect of foreign, U.S. federal, state and local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Vote Required

The affirmative vote of the holders of a majority of all issued and outstanding shares of our Common Stock entitled to vote on these corporate actions has been received in the form of a written consent in lieu of special meeting.

Dissenters' Rights of Appraisal

We are a Delaware corporation and are governed by the DGCL. Holders of the Company's Common Stock do not have appraisal or dissenter's rights under the DGCL in connection with the Reverse Split or the filing of the Amendment as approved by Board of Directors and the stockholders of the Company.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split that is not shared by all other stockholders of ours.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission ("SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

June __, 2010

Appendix A

UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
HEALTHWAREHOUSE.COM, INC.

The undersigned, being all of the members of the Board of Directors (the "Board") of HealthWarehouse.com, Inc., a Delaware corporation (the "Corporation"), hereby adopt the following resolutions and approve the following actions by written consent in lieu of a meeting of the Board of the Corporation, pursuant to Section 141(f) of the Delaware General Corporation Law:

WHEREAS, the Board of Directors of the Corporation believes that the Corporation’s common stock, $.001 par value per share ( the “Common Stock”), is undervalued and that a reverse stock split of the Common Stock will allow the Common Stock to trade in a more realistic price range;

WHEREAS, the Board of Directors of the Corporation desires, at a time to be determined by the Board of Directors, to effect a reverse stock split at a ratio of 1 for 20, whereby every twenty (20) shares of the issued and outstanding Common Stock of the Corporation shall be combined into one (1) share of issued and outstanding Common Stock of the Corporation (the "Reverse Stock Split");

WHEREAS, the Reverse Stock Split will not change the percentage of shares of Common Stock held by stockholders of the Corporation;

WHEREAS, the Board of Directors of the Corporation desires, if the Reverse Stock Split is effected, to reduce the number of  authorized shares of Common Stock from 750,000,000 to 50,000,000; and

WHEREAS, the Corporation must file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the "Amendment") to effect the Reverse Stock Split and the reduction in the number of authorized common shares.

NOW, THEREFORE, BE IT

RESOLVED, that the Board of Directors hereby authorizes and approves the Reverse Stock Split and the Amendment, substantially in the form attached hereto as Exhibit A, and declares the Amendment to be advisable;

RESOLVED, that the Board of Directors hereby authorizes the Corporation to seek by written consent the approval by the holders of a majority of the Corporation's outstanding common stock (the "Stockholders") of the Reverse Stock Split and the Amendment;

RESOLVED, that the close of business on June 8, 2010 (the “Record Date”), is hereby fixed as the record date for the determination of stockholders of record of the Corporation entitled to consent to the Reverse Stock Split and the Amendment as authorized in the foregoing resolutions;

RESOLVED, that the filing of the Amendment is contingent upon approval by the Stockholders;

RESOLVED, that at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of Delaware, notwithstanding authorization of the Amendment by the stockholders of the Corporation, the Board of Directors may abandon the Amendment without further action by the Corporation's stockholders;

RESOLVED, that the Corporation, upon approval of the Amendment by the Stockholders, shall prepare and file with the SEC an Information Statement on Schedule 14C (the “Schedule 14C”) with respect to the approval of the Reverse Split and the Amendment by written consent in lieu of a stockholder meeting; and that the Corporation shall transmit the Schedule 14C to the Corporation’s Stockholders as of the Record Date in accordance with applicable law; and

RESOLVED, that the officers of the Corporation are hereby authorized, empowered and directed, with each such officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents (including waiver agreements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of these resolutions.

This unanimous written consent of the Board of Directors of the Corporation may be executed in counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, have hereunto set their hands as of the 4th day of June 2010.

/s/ Lalit Dhadphale	/s/ Youssef Bennani
Lalit Dhadphale	Youssef Bennani

/s/ Norman E. Corn
Norman E. Corn

Appendix B

WRITTEN CONSENT
OF THE
HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES
OF COMMON STOCK OF
HEALTHWAREHOUSE.COM, INC.

The undersigned, being holders of at least a majority of the issued and outstanding shares (the "Holders") of common stock, par value $.001 per share (the "Common Stock") of HealthWarehouse.com, Inc., a Delaware Corporation (the "Corporation"), hereby adopt the following resolutions and approve the following actions by written consent in lieu of a meeting of the stockholders, pursuant to Section 228 of the Delaware General Corporation Law:

WHEREAS, the Board of Directors of the Corporation believes that the Common Stock is undervalued and that a reverse stock split of the Common Stock will allow the Common Stock to trade in a more realistic price range;

WHEREAS, the Board of Directors of the Corporation desires, at a time to be determined by the Board of Directors, to effect a reverse stock split at a ratio of 1 for 20, whereby every twenty (20) shares of the issued and outstanding Common Stock of the Corporation shall be combined into one (1) share of issued and outstanding Common Stock of the Corporation (the "Reverse Stock Split");

WHEREAS, the Reverse Stock Split will not change the percentage of shares of Common Stock held by stockholders of the Corporation;

WHEREAS, the Board of Directors of the Corporation desires, if the Reverse Stock Split is effected, to reduce the number of authorized shares of Common Stock from 750,000,000 to 50,000,000;

WHEREAS, the Corporation must file a Certificate of Amendment to its Certificate of Incorporation (the "Amendment") to effect the Reverse Stock Split and the reduction in the number of authorized common shares; and

WHEREAS, the Board of Directors has declared the Amendment to be advisable and has authorized the Corporation to seek the written consent of the Holders to approve the Reverse Stock Split and the Amendment.

NOW, THEREFORE, BE IT

RESOLVED, that the Holders hereby approve the Reverse Stock Split and the reduction in the number of authorized common shares;

RESOLVED, that the Holders hereby approve the Amendment, substantially in the form attached hereto as Exhibit A, to effect the Reverse Stock Split and the reduction in the number of authorized common shares, at such time as the Board of Directors determines in its discretion and without any further action by the Holders;

RESOLVED, that at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of Delaware, notwithstanding authorization of the Amendment by the stockholders of the Corporation, the Board may abandon the Amendment without further action by the stockholders; and

RESOLVED, that the officers of the Corporation are hereby authorized, empowered and directed, with each such officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents (including waiver agreements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of these resolutions.

This written consent of the Holders of the Corporation may be executed in counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 8th day of June, 2010.

Cape Bear Partners, LLC

By:	/s/ Lynn Peppel
Lynn Peppel, Managing Member

Rock Castle Holdings, LLC

By:	/s/ Jason Smith
Jason Smith, Manager

/s/ Lalit Dhadphale
Lalit Dhadphale

Appendix C

FORM OF
CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
HEALTHWAREHOUSE.COM, INC.

Healthwarehouse.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

First:  The name of the Corporation is HealthWarehouse.com, Inc.

Second:  The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is August 5, 1998.

Third:  The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions with respect to an amendment to the Corporation’s Certificate of Incorporation as set forth below, declaring such amendment to be advisable, and directing that such amendment be submitted for approval by the Corporation’s stockholders:

1.           Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends the provisions of the Corporation’s Certificate of Incorporation by deleting the first paragraph of Article Fourth and substituting therefore a new first paragraph to read in its entirety as follows:

“Fourth: This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock.  The total number of shares of Common Stock that this Corporation is authorized to issue is 50,000,000, with a par value of $0.001 per share, and the total number of shares of Preferred Stock that this Corporation is authorized to issue is 1,000,000, with a par value of $0.001 per share.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each Twenty (20) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Corporation.  No fractional shares shall be issued and, in lieu thereof, any resulting fractional share shall be rounded up to the nearest whole number.  Shares of Common Stock or Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.”

Fourth:  Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted for approval to the stockholders of the Corporation entitled to vote thereon, and was duly adopted and approved by such stockholders in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, HealthWarehouse.com, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this ____ day of ______________, 2010.

Healthwarehouse.com, Inc.

By:
Lalit Dhadphale,
President and Chief Executive Officer